Exhibit 99.1


                                            Investor Inquiries:
                                            Robert Gudbranson
                                            Director of Investor Relations
                                            (440) 329-6001

                                            Media Inquiries:
                                            Susan Elder
                                            Director of Marketing Communications
                                            (440) 329-6549


News Release

INVACARE CORPORATION ANNOUNCES COMPLETION OF THE ACQUISITION OF WP DOMUS GMBH

ELYRIA, OH - (September 9, 2004) - Invacare Corporation (NYSE: IVC) announced that, earlier today, the Company completed the acquisition of WP Domus GmbH ("Domus"). As previously announced on August 2, 2004, Invacare had signed an agreement to purchase Domus for 190 million euros or approximately $230 million at recent exchange rates, subject to normal closing adjustments. A European-based holding company, Domus designs and manufactures several complementary product lines to Invacare's existing product lines, including power add-on products, bath lifts and walking aids.

Domus is forecast to have sales in 2004 of approximately 96 million euros or $116 million at recent exchange rates. Domus currently has three divisions, Alber, Aquatec and Dolomite, which are branded separately and are expected to be operated independently under each of the units' current management teams. "We are pleased to have Alber, Aquatec and Dolomite join Invacare, thereby strengthening our European presence and expanding our global product offerings," said A. Malachi Mixon, III, chairman and chief executive officer.

Invacare Corporation (NYSE:IVC), headquartered in Elyria, Ohio, is the global leader in the manufacture and distribution of innovative home care and long-term care medical products that promote recovery and active lifestyles. With the addition of Domus, the Company has 5,700 associates and markets its products in 80 countries around the world. For more information about the Company and its products, visit Invacare's website at www.invacare.com.


This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "forecast", "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ significantly from those expressed or anticipated as a result of risks and uncertainties which include, but are not limited to, the following: pricing pressures, the success of the Company's ongoing efforts to reduce costs, increasing raw material costs, the consolidations of health care customers and competitors, government reimbursement issues (including those that affect the sales of and margins on product, along with the viability of customers), the ability to design, manufacture, distribute and achieve market acceptance of new products with higher functionality and lower costs, the effect of offering customers competitive financing terms, Invacare's ability to successfully identify, acquire and integrate strategic acquisition candidates, the difficulties in managing and operating businesses in many different foreign jurisdictions (including the Domus acquisition, if completed), the timely completion of facility consolidations, the vagaries of any litigation or regulatory investigations that the Company may be or become involved in at any time (including the previously-disclosed litigation with Respironics), the difficulties in acquiring and maintaining a proprietary intellectual property ownership position, the overall economic, market and industry growth conditions (including the impact that acts of terrorism may have on such growth conditions), foreign currency and interest rate risks, Invacare's ability to improve financing terms and reduce working capital, as well as the risks described from time to time in Invacare's reports as filed with the Securities and Exchange Commission. We undertake no obligation to review or update these forward-looking statements or other information contained herein.